Exhibit 99.1

Mersana Therapeutics Announces Business Updates, Expected 2024 Milestones and Upcoming Presentation at the 42nd Annual J.P. Morgan Healthcare Conference

•	Enrollment in dose escalation and backfill cohorts continuing in Phase 1 clinical trial of XMT-1660, Dolasynthen B7-H4 ADC; expect to initiate expansion in Q2 2024 and announce initial clinical data in mid-2024

•	Phase 1 clinical trial of XMT-2056, Immunosynthen HER2 ADC, restarting; plan to advance dose escalation in 2024

•	Expect capital resources will support current operating plan commitments into 2026

•	Company to webcast presentation from 42nd Annual J.P. Morgan Healthcare Conference at 2:15 p.m. Eastern Time (ET)/11:15 a.m. Pacific Time (PT) on January 11, 2024

CAMBRIDGE, Mass., January 5, 2024 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced business updates, its expected 2024 milestones and its upcoming presentation at the 42nd Annual J.P. Morgan Healthcare Conference.

“Mersana’s next-generation ADC platforms are designed to overcome key limitations of traditional ADCs,” said Martin Huber, M.D., President and Chief Executive Officer of Mersana Therapeutics. “We gained important new learnings in 2023 that affirmed the differentiation of both Dolasynthen, our next-generation cytotoxic ADC platform, and Immunosynthen, our STING-agonist ADC platform.

“In 2024, we plan to demonstrate over several data presentations how Dolasynthen’s preclinical differentiation translates into the clinic. These presentations will include initial clinical data from our ongoing Phase 1 clinical trial of XMT-1660. We also are looking forward to progressing dose escalation in our Phase 1 clinical trial of XMT-2056 as we strive to advance ADCs beyond cytotoxics by enabling targeted innate immune stimulation via our Immunosynthen platform,” Dr. Huber continued. “With these programs in motion, multiple collaborations in place and a strong balance sheet, Mersana is well positioned to meaningfully advance its mission to discover and develop life-changing ADCs for patients fighting cancer.”

Business Updates and Expected Milestones

•	XMT-1660: Mersana continues to advance its Phase 1 clinical trial of XMT-1660, the company’s lead Dolasynthen ADC candidate targeting B7-H4. The trial is currently enrolling patients in dose escalation at dose level 6 as well as in backfill cohorts to optimize dose and schedule. Mersana plans to initiate tumor-specific expansion cohorts in the second quarter of 2024 and share initial dose escalation and backfill cohort data in mid-2024.

•	XMT-2056: Mersana is restarting its Phase 1 clinical trial of XMT-2056, the company's lead Immunosynthen ADC candidate targeting a novel HER2 epitope. The company plans to advance dose escalation in 2024. XMT-2056 is wholly owned by Mersana. GSK plc has an exclusive global license option to co-develop and commercialize the candidate.

•	Additional Upcoming Data Presentations: In the first half of 2024, Mersana expects to present data at multiple scientific meetings demonstrating Dolasynthen’s differentiation from first-generation cytotoxic ADC platforms. The presentations will include clinical data from two discontinued ADC candidates, XMT-1592 and XMT-1536 (UpRi).

•	Collaborations: Mersana continues to advance its collaborations with Janssen Biotech, Inc. and Merck KGaA, Darmstadt, Germany. The collaboration and license agreement with Janssen focuses on discovering novel Dolasynthen ADCs for up to three targets. The collaboration and license agreement with Merck KGaA, Darmstadt, Germany focuses on discovering novel Immunosynthen ADCs for up to two targets. In 2023, Mersana received development milestone payments from both collaborations.

•	Financial Resources: Mersana’s cash, cash equivalents and marketable securities as of September 30, 2023 were $241.0 million. The company continues to expect that its available funds will be sufficient to support its current operating plan commitments into 2026.

Upcoming J.P. Morgan Healthcare Conference Presentation and Webcast

Mersana President and CEO Dr. Martin Huber will present at the 42nd Annual J.P. Morgan Healthcare Conference on Thursday, January 11, 2024 at 2:15 p.m. Eastern Time/11:15 a.m. Pacific Time. A live webcast of this event will be available on the Investors & Media section of Mersana’s website at www.mersana.com. An archived replay will be available for approximately 90 days following the event.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that are generating a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning Mersana’s strategic priorities; its plans regarding the clinical development of XMT-1660 and XMT-2056, including with respect to the resumption of Mersana’s Phase 1 clinical trial of XMT-2056 and the progress and design of the clinical trials of these product candidates; Mersana’s planned data presentations, including with respect to its Phase 1 clinical trial of XMT-1660; Mersana’s cash runway; Mersana’s collaborations with third parties; and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including XMT-1660 and XMT-2056; the risk that Mersana may face delays in resuming its Phase 1 clinical trial of XMT-2056; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 7, 2023, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com